UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 25, 2006

ABAXIS, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road
Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

          Executive Change of Control Severance Plan

          On July 25, 2006, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee, approved and adopted the Executive Change of Control Severance Plan (the “Plan”). The following summary of the Plan is qualified in its entirety by reference to the text of the plan.

          The Plan was adopted by the Board to reduce the loss and distraction of executives created by a change of control of the Company.  Participants in the Plan include the Company’s senior managers, who may be added or deleted by the Board.  The Board has designated the following executive officers as participants in the Plan: Clinton H. Severson, Chairman, President and Chief Executive Officer, Alberto R. Santa Ines, Chief Financial Officer and Vice President of Finance, Robert B. Milder, Chief Operations Officer, Vladimir E. Ostoich, Ph.D., Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim, Kenneth P. Aron, Ph.D., Vice President of Research and Development, Christopher Bernard, Vice President of Marketing and Sales, Medical Market, and Martin Mulroy, Vice President of Marketing and Sales, Veterinary Market.

          The Plan provides that upon the occurrence of a change of control (as defined in the Plan) a participant’s outstanding stock option(s) or other equity-based instruments will accelerate in full and such options shall become immediately vested and exercisable concurrent with the closing of the change of control event.

          The Plan also provides that a participant will receive the following severance benefits if at any time following a change of control and prior to eighteen months following the change of control, the participant’s employment is terminated by the Company for any reason other than cause, death, or disability (as defined in the Plan) or by the participant within 90 days after the participant has knowledge of the occurrence of good reason (as defined in the Plan):

•

a lump sum severance payment equal to the sum of participant’s annual salary accrued through the date of termination and any compensation previously deferred by the participant, with any accrued interest or earnings thereof, and any accrued vacation pay;

•	a lump sum bonus payment equal to the product of two times the sum of the participant’s annual salary and the participant’s target annual bonus amount;

•

payment by Company of a lump sum for any unexercised options or instruments, which were accelerated but were not exercised as of the termination date, in an amount equal to the difference between the share price established in the change of control transaction and the exercise price of the instrument;

•

payment by the Company of applicable premiums for medical, dental disability and life insurance benefits as if the participant’s employment has not been terminated for twenty-four months, provided, however, that if the participant becomes eligible to receive medical or other welfare benefits under another employer’s plan, the Company’s benefits shall be secondary to those provided under such other plan;

•	payment by the Company of an amount equal to the excise tax, if applicable, to any payment or distribution by the Company for the benefit of a participant made under the Plan.

          Payment of the foregoing severance benefits is conditioned upon the participant’s execution of a valid and effective release of claims versus the Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2006
Abaxis, Inc.

	By:	/s/ Alberto Santa Ines

Alberto Santa Ines
Vice President, Finance and Chief Financial Officer